    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997
                                                     REGISTRATION NO. 33-97132

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                       REGISTRATION STATEMENT ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933



                              Venture Seismic Ltd.
             (Exact name of registrant as specified in its charter)




Alberta, Canada                                 N/A
(State or other jurisdiction of Incorporation)  (I.R.S. employer I.D. number)

                              VENTURE SEISMIC LTD.
                              3110 80th Avenue, SE
                          Calgary,  Alberta   T2C  1J3
                                 (403) 777-9070
   (Address and telephone number of Registrant's principal executive offices)



                                  Brian Kozun
                     Chief Executive Officer and President
                              VENTURE SEISMIC LTD.
                              3110 80th Avenue, SE
                          Calgary,  Alberta   T2C  1J3
                                 (403) 777-9070
              (Address and telephone number of agent for service)



                                   Copies to:


                              JILL M. COHEN, ESQ.
                      BACHNER, TALLY, POLEVOY & MISHER LLP
                               380 MADISON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 687-7000

     APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _ _________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _ _______________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _

     THE REGISTRANT HEREBY AMENDS THIS POST EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH                                  PROPOSED MAXIMUM   PROPOSED MAXIMUM
CLASS OF                    AMOUNT             OFFERING PRICE     AGGREGATE ADDITIONAL  AMOUNT OF
SECURITIES TO BE            TO BE REGISTERED   PER UNIT (1)       OFFERING PRICE (1)    REGISTRATION FEE
REGISTERED
Common Shares,  no par
value...................           -               -   $               -               $        *
Redeemable Warrants.....                                                               $        *
Total...................                                                               $


* Fee previously paid by the Company in connection with the Company's Registration Statement on Form SB-2 (File No. 333-97132) as declared effective by the Securities and Exchange Commission on November 6, 1995.

(1) Estimated solely for purposes of calculating the additional registration fee pursuant to Rule 457(a) under the Securities Act.

     Pursuant to Rule 416, there are also being registered for resale such additional Common Shares as may become issuable pursuant to "anti-dilution" provisions of the warrants.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                             SUBJECT TO COMPLETION,
                             DATED OCTOBER 31, 1997
PROSPECTUS

                              VENTURE SEISMIC LTD.

                            1,610,000 COMMON SHARES
                 ISSUABLE UPON EXERCISE OF REDEEMABLE WARRANTS


                        140,000 COMMON SHARES
          140,000 REDEEMABLE WARRANTS AND 140,000 COMMON SHARES
               ISSUABLE UPON EXERCISE OF REDEEMABLE WARRANTS

     Venture Seismic Ltd. (the "Company") hereby offers 1,610,000 Common Shares, no par value ("Common Shares") issuable upon exercise of the Redeemable Warrants ("Warrants") issued in connection with the Company's underwritten initial public offering (the "IPO"). On November 6, 1995 a registration statement under the Securities Act was declared effective by the Securities and Exchange Commission (the "Commission") with respect to the IPO by the Company of 1,610,000 Units (including 210,000 Units subject to the underwriter's over-allotment option, which was exercised in full), each Unit consisting of one Common Share and one Redeemable Warrant. The Company received approximately $7,400,000 in net proceeds from the IPO after payment of underwriting discounts and commissions and expenses of the IPO.

     Each Warrant entitles the registered holder thereof to purchase one Common Share at $6.00 per share, subject to adjustment, on or prior to November 5, 2000. The Warrants are subject to redemption by the Company at $.10 per Warrant on 30 days' prior written notice if the closing bid price of the Common Shares averages at least $9.00 for 20 consecutive business days ending within 3 days of the date of notice of redemption. As of October 31, 1997, none of the Warrants had been exercised.

     This Prospectus also relates to the offer and sale by certain stockholders of the Company named herein (the "Selling Securityholders") of (i) 140,000 Common Shares issuable upon exercise of other warrants and 140,000 Common Shares issuable upon exercise of Redeemable Warrants (the "Selling Securityholder Shares") and (ii) 140,000 Redeemable Warrants (the "Selling Securityholder Warrants" and together with the Selling Securityholder Shares, the "Selling Securityholder Securities"). Each Selling Securityholder Warrant entitles the holder to purchase one Common Share at $7.00 per share, subject to adjustment, at any time from November 6, 1996 until on or prior to November 5, 2000. As of October 31, 1997, none of the Selling Securityholder Warrants had been exercised.

     Except as otherwise set forth in a Prospectus Supplement, the Selling Securityholder Securities and the Common Shares covered by this Prospectus may be offered and sold from time to time in transactions to purchase in certain states or U.S. territories on the Nasdaq National Market or other exchanges or markets on which the Common Shares or Warrants may be traded, in the over-the counter market, in negotiated transactions, through the writing of options on other Common Shares or a combination of such methods of sale or through other means. Sales may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, through registered broker-dealers (including broker-dealers which may be affiliated with a Selling Securityholder) receiving compensation in the form of discounts, concessions or commissions from the seller of the Common Shares, the Selling Securityholders or the purchasers of the Common Shares or

Warrants for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Securityholders" and "Plan of Distribution."

     None of the proceeds from the sale of the Common Shares or the sale of Selling Securityholder Securities will be received by the Company, although the Company will receive proceeds from any exercise of the Warrants or the Selling Securityholder Warrants. In the event that all of the Warrants and Selling Securityholder Warrants are exercised, the Company will receive aggregate gross proceeds of $10,640,000. The Company has agreed to pay a solicitation fee (the "Solicitation Fee") equal to 5% of the exercise price in connection with the exercise of Warrants under certain conditions. The exercise prices of the Warrants were determined by negotiation between the Company and Whale Securities Corp., L.P. ("Whale"), the underwriter of the Company's IPO, and are not necessarily related to the Company's asset value, net worth or other established criteria of value. The net proceeds, if any, received from any exercise of the Warrants will be used for equipment purchases, repayment of indebtedness and general corporate purposes. The Company has agreed to bear certain expenses in connection with the registration and sale of the Selling Securityholder Securities being offered by the Selling Securityholders. The Company has agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. See "Use of Proceeds" and "Plan of Distribution."

     The Company's Common Shares and Warrants are traded on the Nasdaq National Market ("Nasdaq") under the symbols VSEIF and VSEIW. On October 29, 1997, the closing bid prices of these securities on Nasdaq was $8.50 and $2.38, respectively.

                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK
   AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A TOTAL
                           LOSS OF THEIR INVESTMENT.
           SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                  BY THE SECURITIES AND EXCHANGE COMMISSION OR
                  ANY STATE SECURITIES COMMISSION NOR HAS THE
                   SECURITIES AND EXCHANGE COMMISSION OR ANY
                  STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS OCTOBER 31, 1997

                        AVAILABLE INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. a Post-Effective Amendment on Form S-3 to its Registration Statement on Form SB-2 under the Securities Act of 1993, as amended ("Act") covering the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered by this Prospectus reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois 60661.   Copies of such materials
may be obtained upon written request from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic registration statements made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Web site (http://www.sec.gov). Statements contained in the Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed (or incorporated by reference) as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. Such reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at the addresses shown above. Copies of such material can be obtained from the Public Reference Section of the Commission at the address shown above at prescribed rates or through the Commission's Web site. Reports and other information concerning the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Common Shares and the Warrants are listed on the Nasdaq National Market under the symbols "VSEIF" and "VSEIW", respectively. Certain information, reports and proxy statements of the Company are also available for inspection at the offices of the Nasdaq National Market Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents filed with the Commission (File No. 0-27070) pursuant to the Exchange Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996, as amended, including any documents or portions thereof incorporated by reference therein;

     2. The Company's definitive Proxy Statement, dated March 25, 1997, as filed with the Commission in connection with the Company's Annual Meeting of Shareholders held on April 30, 1997.

     3. The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1996;

     4. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997;

     5. The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997;

     6. The description of the Company's Common Shares contained in the Company's Registration Statement on Form 8-A declared effective on November 6, 1995, as amended, registering the Common Shares and Warrants under the Exchange Act; and

     7. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Requests for such documents should be directed to the Company, 3110 South Avenue SE, Calgary, Alberta T2C 1J3, Attention: Chief Financial Officer, telephone (403) 777-9074.

                           PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus or incorporated by reference herein. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of: (i) the Warrants; (ii) the Underwriter's Warrant received by Whale in connection with the Offering ("Underwriter's Warrant"); or (iii) options granted or available for grant under the Company's 1995 Stock Option Plan, as amended ("Plan"). Investors should also carefully consider the information set forth under the heading "Risk Factors."


                               THE COMPANY

     Venture Seismic Ltd. (the "Company") is engaged primarily in the acquisition of land and water-based seismic data for use in the exploration for and development and field management of oil and natural gas reserves. The Company acquires both traditional two-dimensional ("2D") and three-dimensional ("3D") seismic data on possible oil and gas reserves for its customers, which range from junior exploration companies to fully-integrated multi-national corporations. Acquisition of seismic data, a principal technique used in oil and gas exploration to determine geological conditions, involves using either explosives, vibroseis (vibrations) or airguns to generate and transmit acoustic energy downward into the earth and subsequently capturing and recording the information which is reflected back toward the surface by the various intervening geological layers.

     The Company acquires seismic data only on a contract basis for its customers, who retain all rights to the information obtained, and the Company's seismic data acquisition crews operate at the customers' exploration and development field locations. During the fiscal years ended September 30, 1995 and 1996 and the nine month period ended June 30, 1997, the Company performed a total of approximately 500 projects for over 100 different customers. The Company believes its seismic data technology assists its customers in enhancing their exploration for new reserves, better delineating their existing oil and gas fields and improving their reservoir management techniques. Use of the Company's seismic data acquisition technology may also result in decreased oil and gas finding costs and associated drilling risks and the elimination of prospects that are unlikely to be successful.

     The Company currently operates eight land and transition zone crews in North America, five of which operate in Canada and three of which operate in the southern United States. Channel capacity of its crews in Canada is approximately 4,500 channels and channel capacity in the United States is approximately 5,000 channels. All of the Company's equipment employs 24 bit technology and approximately 8,300 channels use telemetry technology to transmit the seismic data from the remote acquisition modules to the central recording unit. The remaining

1,200 channels use cables to transmit the data to the central recording unit. The telemetry technology employed by the Company permits the Company to operate efficiently in marsh or swamp areas, rivers and shallow lakes, areas of difficult terrain and areas of dense population. The telemetry systems also operate very well in sensitive environmental areas by limiting environmental contact and damage. Although there are several geophysical services companies in Canada, the Company believes that it is currently the only one providing telemetry technology based services in Canada.

     The Company acquired a set of vibroseis units in December 1995 and in October 1996. Vibroseis projects accounted for approximately 25% of the Company's Canadian revenues during the nine month period ended June 30, 1997. Although the Company does not currently have vibroseis capability in the United States, it continues to enhance and upgrade its equipment to expand capacity and intends to use a substantial portion of the proceeds of this offering for equipment purchases.

     In addition the Company has expanded its operations through certain strategic acquisitions. In June 1996 the Company acquired Boone Geophysical, Inc. ("Boone"), a Texas based company engaged in the acquisition of land and transition zone seismic data in the southern United States. For the nine months ended June 30, 1997 approximately 26% of the consolidated revenue of the Company was derived from projects conducted by Boone. In April 1997 the Company acquired Hydrokinetic Surveys of Canada Inc. ("Hydrokinetic"), a company based in Western Canada which provides shallow marine airgun and survey services.

     Since 1994, the Company has continuously increased its channel capacity, which includes a substantial number of channels that are being leased on a short term basis with an option to purchase at the end of the lease term. It is the Company's intention to exercise these purchase options with the proceeds from this Offering. Exercise of these purchase options will permit the Company to operate two 3D crews in the United States (with a combined channel capacity of approximately 5,000 channels) and three 3D crews in Canada (with a channel capacity of approximately 4,500 channels). In the event that the Company does not obtain sufficient funds from this Offering to finance such purchases, the Company will either continue to lease such equipment or seek other means to finance the exercise of such purchases, although there can be no assurance that the Company will be successful in doing so.

     The Company was organized under the laws of Alberta in August 1984. The Company has three subsidiaries, Boone Geophysical, Inc., Hydrokinetic Surveys of Canada Inc. and Venture Seismic Inc. (Texas). The Company's executive offices are located at 3110 80th Avenue SE, Calgary, Alberta T2C 1J3 and its telephone number is (403) 777-9070.

                              RISK FACTORS

     The securities offered hereby are highly speculative in nature and involve a high degree of risk. Prior to making an investment decision, prospective investors in the Company's securities should give careful consideration to, among other things, the risk factors set forth below. This Prospectus contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the description of the Company's plans and objectives for future operations, assumptions underlying such plans and objectives and other forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Factors which could cause such results to differ materially from those described in the forward-looking statements include those set forth below.

     CAPITAL INTENSIVE BUSINESS; CASH FLOW SHORTAGES; NEED FOR ADDITIONAL FUNDS. The Company's business is highly capital intensive requiring continuous upgrading and expansion of its equipment base. In addition, capital is required to operate and expand the Company's operations. At June 30, 1997, the Company had working capital of approximately $641,000. Because of the development of its 3D seismic data acquisition infrastructure, the Company's working capital requirements increased significantly over the last few years and are expected to continue to do so. In addition, because the Company generally does not receive payment for a project until 30 to 60 days following its completion, the Company is often required to commit significant expenditures during the course of performing a project, prior to its receipt of any payments from the customer. In addition, because fixed costs account for a significant portion of the Company's costs and expenses, a reduction in productivity or inability to obtain new contracts would result in significant operating losses and cash flow shortages. In July 1997, the Company entered into an offer to finance whereby the Company's existing lender agreed to provide approximately $1.52 million of additional term debt to finance a portion of the purchase price of three 2D data acquisition systems. Although the Company has funded these and other equipment purchases through bank borrowings, it has no commitments to obtain any other additional debt or equity financing for equipment purchases and there can be no assurance that additional funds will be available, when required, on terms favorable to the Company or at all. Any future issuances of equity securities would likely result in dilution to the Company's then existing shareholders while the incurring of additional indebtedness would result in increased interest expense and debt service charges.

     DEBT SERVICE REQUIREMENTS; CONSEQUENCES OF DEFAULT AND COVENANTS UNDER DEBENTURE. At June 30, 1997, the Company had term loans of $5.1 million representing approximately 35% of the Company's capitalization. The Company will require substantial cash flow to meet its debt service requirements relating to these loans, which, based on the lender's interest rate at July 15, 1997, are estimated to aggregate approximately $2,040,000 (including principal and interest payments) during the next twelve months. In addition, the Company maintains an operating line of credit with a bank, under which advances of up to $1,200,000 could be available to the Company subject to certain limitations. As of June 30, 1997, the Company had outstanding approximately $500,000 in advances under the operating line of credit and the Company believes, as a result of these limitations, substantially all of the additional amounts under the operating line were available for borrowing. All of the foregoing indebtedness is subject to various financial and operating covenants, including requirements to maintain certain financial ratios. The Company's ability to meet its debt service obligations will depend on the Company's future operations, which are subject to prevailing industry conditions and other factors, many of which are beyond the Company's control. Because both the Company's term loan and its operating line of credit bear interest at rates that fluctuate with prevailing interest rates, increases in such prevailing rates would increase the Company's interest payment obligations and could have a material adverse effect on the Company's financial condition and results of operations. Further, the Company's term indebtedness is secured by substantially all of the Company's assets including all of its seismic data acquisition equipment. In the event of a violation by the Company of any of its loan covenants or any other default by the Company on its obligations relating to its term indebtedness the lenders could declare such indebtedness to be immediately due and payable and in certain cases foreclose on the Company's assets. There can be no assurance that in the event that the Company is in default of certain of its loan covenants in the future, that the Company will be able to secure a waiver from the lender. Moreover, to the extent that all of the Company's assets continue to be pledged to secure outstanding indebtedness under the term loan and its line of credit, such assets will not be available to secure additional indebtedness, which may adversely affect the Company's ability to borrow in the future. In the event of a default relating to the Company's indebtedness it is likely that the Company's shareholders would forfeit all or a substantial portion of their investment in the Company.

     SEASONALITY OF OPERATIONS; FLUCTUATIONS IN QUARTERLY PERFORMANCE. The Company's business is subject to substantial quarterly variations as a result of activity variations in the Canadian seismic industry. Generally, increased activity occurs in the Canadian seismic industry during the Canadian winter season, from November to March. During this period the colder weather freezes the ground and permits easier access to marshy terrain in the northern areas of Western Canada and agricultural areas. During the spring, bans are placed on road use, which temporarily limits access to many areas where the Company conducts its operations. Further, due to the soft wet ground conditions and marshy terrain in the northern areas of Western Canada, both of which are extremely sensitive to traffic and heavy equipment, the extent to which the Company can conduct its operations during the spring and summer is significantly reduced. As a result the Company has historically experienced a fluctuation in cash flow and results of operation with generally increased activity in the Company's first and second fiscal quarters and a significant decrease in revenues and net income during the third and fourth fiscal quarters. With the acquisition of Boone in June 1996 the Company has expanded and diversified its operations into the United States, which has somewhat reduced the seasonality traditionally associated with the Company's Canadian operations. Due to the factors noted above, the Company's results of operations may be subject to fluctuations, particularly on a quarterly basis and the Company's stock price may be affected by such results.

     FIXED PRICE CONTRACTS; LACK OF WRITTEN CONTRACTS. A substantial portion of the Company's contracts with its customers are fixed price or "turn-key" contracts pursuant to which the Company bears substantially all the risk associated with inclement weather or other productivity delays. To the extent the Company incurs costs in excess of those estimated to complete a project its margins are reduced, and, in some cases, the Company has incurred, and may in the future incur, a loss on a particular contract as a result of such excess costs. In addition, a large portion of the projects entered into by the Company are not governed by any written contract or other documentation, including, for the fiscal year ended September 30, 1996 and the nine month period ended June 30, 1997, projects which were performed for a single customer and which accounted for approximately 54% and 42%, respectively, of the Company's revenues. As a result, in the event of a dispute with regard to work performed in connection with a project or relating to the collection of fees for a project, the Company may not be able to resolve such dispute as quickly or effectively as it might have been able to do if a written contract existed. In addition, in the absence of a written agreement, there may be discrepancies with regard to payment terms, project scope or other matters which may, in turn, result in delays, cash flow shortages, increased costs and lower revenues or profits.

     DEPENDENCE UPON PRINCIPAL CUSTOMERS. During the fiscal years ended September 30, 1995 and 1996 and the nine month period ended June 30, 1997, three, two and one customers, respectively, each accounted for over 10% of the Company's revenues. One customer accounted for over 10% of the Company's revenues in each period, including 43% in fiscal 1995, 54% in fiscal 1996 and 42% in the nine month period ended June 30, 1997; two other customers accounted for over 10% in fiscal 1995 and a fourth customer accounted for over 10% of revenues in fiscal 1996. The Company's three largest customers accounted for 71%, 71%, and 56% of revenues during fiscal 1995, 1996 and the nine month period ended June 30, 1997, respectively, and at June 30, 1997, approximately 80% of the Company's accounts receivable were represented by three customers. Although the projects performed by the Company for its customers are generally short term, the inability to replace significant customers would cause the Company's revenues and operating results to fluctuate significantly from period to period and the loss of certain customers would have a material adverse impact on the Company's business. Because of the limited number of data acquisition systems owned by the Company and thus the limited number of data acquisition crews that the Company is able to deploy at any given time, the Company anticipates that a substantial portion of future revenues will continue to be attributable to a few customers, who may change from period to period.

     DEPENDENCE ON ACTIVITY OF OIL AND GAS INDUSTRY. Demand for the Company's services depends primarily upon the level of spending by oil and gas companies for exploration, production and development and field management activities. These spending levels, in turn, tend to correspond to fluctuations in the commodity prices for oil and gas. Consequently, demand for the Company's services is affected to some degree by market prices for natural gas and crude oil, which have historically been very volatile. A decrease in oil and gas exploration expenditures could result from such factors as unfavorable tax and other legislation, international economic or political turmoil or uncertainty concerning governmental energy policies. A substantial or extended decline in oil and gas prices could have a material adverse effect on the Company's financial position and results of operations and could cause the Company to alter its capital spending plans. There can be no assurance that current levels of oil and gas activities will be maintained or that demand for the Company's services will reflect the level of such activities.

     WEATHER AND PRODUCTIVITY. Since the Company's operations are especially sensitive to hazardous conditions and certain inclement weather, particularly rain, the Company may periodically experience equipment failures, accidents, shortages and delays in the delivery of equipment or loss of productivity as a result of such conditions. Loss of productivity could materially adversely affect the Company due to the high fixed costs associated with the Company's business, including debt service costs, equipment acquisition and lease costs, and depreciation expenses.

     COMPETITION AND TECHNOLOGICAL OBSOLESCENCE. The seismic data acquisition industry is highly competitive. Many of the Company's competitors are substantially larger than the Company or are subsidiaries or divisions of major industrial enterprises with much greater financial and technical resources and longer operating histories than the Company. In addition, the Company is experiencing and will continue to face substantially increased competition as it expands outside of Canada, particularly in the United States. There can be no assurance that the Company will compete effectively in the industry. In addition, the seismic data services industry is characterized by constantly evolving technology. There can be no assurance that the Company's current systems will not become obsolete before the Company has the resources to replace them or that, in the future, the Company will have sufficient resources to acquire new technology, as needed, or be able to use new technology to compete effectively.

     RISKS RELATING TO GROWTH AND EXPANSION. Growth of the Company's business may place significant pressure on the Company's management, operational and technical resources. The Company intends to pursue a strategy for expansion and to acquire equipment to enable it to expand its operations both domestically and internationally. The success of the Company's growth and expansion will depend upon a number of factors not entirely within the Company's control, including, among others, the cost and availability of equipment, the ability to meet project schedules, the securing of required government permits and other regulatory approvals, the hiring and training of management and other personnel, competition in the industry, demand for seismic data, the terms and availability of financing and other general economic and business conditions. Any problems or delays encountered in any one of these areas could result in substantial increases in costs to the Company. In connection with any growth or expansion, the Company will be required to develop and improve operational, management and financial systems and controls. There can be no assurance that the Company will be able to effectively manage its expanding operations and anticipate all of the changing demands that growth will impose on its systems and controls. Failure to manage growth would have a material adverse effect on the Company's business.

     GEOGRAPHICAL CONCENTRATION OF OPERATIONS; RISKS ASSOCIATED WITH INTERNATIONAL EXPANSION. To date, other than a number of projects conducted in the United States and one project conducted in Pakistan, the Company's operations have been conducted exclusively in Western Canada, and the majority of the Company's revenues have been derived therefrom. The Company is currently highly dependent upon demand for data acquisition services in Western Canada.
To the extent that the Company continues to conduct substantially all of its operations in this region, the Company's operating results may be materially adversely affected by unfavorable economic, weather, industry trends or other conditions in this region that are beyond the Company's control. The Company may be unable to mitigate the effects of any unfavorable regional condition due to the lack of geographical diversity of its operations. In part to alleviate any risks associated with such geographical concentration of operations, the Company may, from time to time, as market conditions permit, consider pursuing operations in the international market through joint ventures or other arrangements with strategic partners in geophysics services or related industries in the United States, South America and Asia and/or by contracting
directly with oil and gas exploration companies located in such markets.   There
can be no assurance that the Company will be successful in penetrating international markets or that any international operations will be profitable. International operations can also be expected to be subject to a number of risks, including greater difficulties in accounts receivable collection, longer payment cycles, exposure to currency fluctuations, political and economic instability and the burdens of complying with a wide variety of foreign laws and regulatory requirements. With the acquisition of Boone in June 1996 the Company has expanded and diversified its operations into the United States, which has somewhat reduced its dependence on demand for data acquisition services in
Canada.   In addition, in the United States and other international markets, the
Company will face intense competition from established entities offering competitive technology.

     DEPENDENCE ON SUPPLIERS. Currently, the Company obtains its seismic data acquisition equipment from a few select vendors, and, in the case of its telemetry based 3D, 24 bit data acquisition systems, from a sole source. The Company does not have long-term supply contracts with any of its suppliers and purchases its equipment on a purchase order basis. No assurance can be given that shortages will not occur in the future or that the sole or limited sources of such equipment will be able to support the future equipment requirements of the Company. In addition, there can be no assurance that the Company will not experience delays or other supply problems that may materially adversely affect the Company's operations or that the Company will be able to obtain supplies, including additional data acquisition systems, in a timely manner in the event of an increase in demand for its services. The inability to obtain seismic data acquisition equipment as required, or to develop alternative sources as required in the future, could materially adversely affect the Company's business, operating results and financial condition.

     OPERATING HAZARDS AND INSURANCE. The Company's operations are subject to the general risks incident to land and water based seismic data acquisition activities, including the use of explosives, which subject personnel to risk of injury due to accidental explosions resulting from the mishandling of equipment and supplies. Further, the Company operates in remote areas, often characterized by difficult terrain, and under extreme weather conditions. The Company's crews are mobile and its equipment and personnel are subject to vehicular accidents. Some or all of these hazards may result in personal injury and loss of life, severe damage to or destruction of property and equipment, environmental damage or suspension of operations. The Company has not experienced any material losses or environmental claims to date, but there can be no assurance that it will not experience such losses or claims in the future. To the extent available, the Company maintains general liability insurance coverage against these potential claims, the nature and amount of which the Company believes to be customary in the industry. There can be no assurance that adequate insurance will be available in the future or that the Company will be able to maintain adequate insurance on terms and conditions it finds acceptable. In the event of an uninsured or inadequately insured claim, the Company's business and financial condition could be materially adversely affected.

     COMPLIANCE WITH GOVERNMENTAL REGULATIONS. The oil and gas industry is subject to an extensive array of federal, provincial, state and local laws and regulations, which may be changed from time to time in response to economic or political conditions. Laws and regulations that have the effect of reducing or curtailing exploration and production activities by energy companies could also adversely affect the Company's operations and its financial condition by reducing the demand for its services. In addition, oil and gas exploration is subject to regulations governing environmental quality and pollution control. The Company is required to expend financial and managerial resources to comply with such laws in its operations, and anticipates that it will continue to be required to do so in the future. Further, in many instances, the Company must abide by permit requirements in order to conduct its operations and must abide by environmental operating restrictions during the breeding period of certain specific wildlife. There can be no assurance that in the future the Company will be able to acquire all of the necessary permits to conduct its business or that the costs associated with complying with laws and regulations affecting its business will not have a material adverse effect upon the Company. In the past, certain environmental operating restrictions by which the Company was required to abide have adversely affected the Company's operating results, and contributed to a significant decrease in revenues and a net loss, during certain periods. Further, there can be no assurance that such laws or regulations will not change frequently. In recent years, there has been a trend toward more expansive and stricter environmental laws and regulations.

     DEPENDENCE ON KEY PERSONNEL. The Company is highly dependent on the services and expertise provided to it by its executive officers and key personnel, especially those of its President, Chief Executive Officer, and principal shareholder, Mr. Brian Kozun, the loss of which could substantially impair the Company's operations. The Company has a key person life insurance policy on the life of Mr. Kozun in the amount of $2,160,000 ($3,000,000 Canadian dollars), the proceeds of which are pledged as collateral to the Company's lenders. Because of the specialized nature of the business of the Company, the future success of the Company depends in large part upon its ability to attract and retain highly qualified personnel. The Company faces intense competition for such highly qualified personnel from other geophysical services companies, as well as from oil, gas and other natural resource organizations, and may have to pay higher salaries to attract and retain such personnel. There can be no assurance that the Company will be able to hire sufficient qualified personnel on a timely basis or retain such personnel. Although the Company has entered into multiple-year employment contracts with each of its executive officers, the loss of these or other personnel or the failure to recruit additional key personnel by the Company could have a material adverse effect on the Company's business, financial condition and results of operations.

     CONTROL BY CURRENT MANAGEMENT. The Company's current officers and directors own approximately 30% of the Company's outstanding Common Shares. As a result, such individuals will likely be able to determine the outcome of corporate transactions or other matters submitted for shareholder approval. Such control by management could preclude any unsolicited acquisition of the Company and consequently adversely affect the market price of the Common Shares. In addition, the terms of the Company's indebtedness require the lenders' prior approval of any change in voting control of the Company, which control is currently held by Mr. Kozun.

     POTENTIAL ANTI-TAKEOVER PROVISIONS. The Company's Board is authorized to issue from time to time, without shareholder authorization, an unlimited number of preferred shares in one or more designated series or classes. Further, Alberta law requires that at least 50% of the Board of Directors of the Company be residents of Canada. In addition, the Company's term loan requires the lender's prior approval of any change in the voting control of the Company, which control is currently held by Mr. Kozun. Any of these provisions could discourage, hinder or preclude an unsolicited acquisition of the Company and could make it less likely that shareholders receive a premium for their shares as a result of any such attempt.

     LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS. Pursuant to the Company's By-laws, as authorized under applicable Alberta law, directors and officers of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law. Further, the Company's By-laws provide that the Company shall indemnify its directors, officers, employees or agents to the full extent permitted by the Business Corporations Act (Alberta), and the Company shall have the right to purchase and maintain insurance on behalf of any such person against the liability except where the liability relates to the directors' failure to act honestly and in good faith with a view to the best interests of the Company. The Company maintains an insurance policy covering its officers and directors and indemnifying them against loss on account of claims made against them. The Company has entered into indemnification agreements with each of its directors and officers, which provide that the Company will indemnify the indemnitee to the fullest extent permitted by applicable law, provided the indemnitee acted in good faith and in a matter he reasonably believed to be in the best interest of the Company and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful.

     RISK OF ENFORCING JUDGMENTS AGAINST FOREIGN PERSONS AND CORPORATIONS. The Company is an Alberta, Canada corporation. The majority of the Company's directors and officers and the experts named herein are residents of Canada and most of their and the Company's assets are located outside of the United States. As a result, it may be difficult for shareholders resident in the United States to effect service within the United States upon the Company and such persons, or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws. The Company has been advised by its Canadian counsel, Burstall Ward, that there is doubt as to whether Canadian courts would (i) enforce judgments of United States courts obtained against the Company or such other persons predicated upon the civil liabilities provisions of such securities laws or (ii) impose liabilities in original actions against the Company or such other persons predicated solely upon such securities laws.

     NO DIVIDENDS. The Company has paid cash dividends on its Common Shares only once in connection with proceeds received by the Company from an insurance policy upon the death of an officer of the Company and does not expect to declare or pay any cash or other dividends in the foreseeable future. In addition, pursuant to the terms of the Company's bank operating line of credit, the extent to which the Company may pay dividends in the future is restricted to a maximum of $72,000 ($100,000 Canadian dollars) per annum.

     CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS. Holders of Warrants will be able to exercise the Warrants only if (i) a current prospectus under the Securities Act relating to the securities underlying the Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken and intends to use its best efforts to maintain a current prospectus covering the securities underlying the Warrants to the extent required by Federal securities laws, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a prospectus covering the securities issuable upon the exercise of the Warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of Warrants reside. Persons holding Warrants who reside in jurisdictions in which such securities are not qualified and in which there is no exemption will be unable to exercise their Warrants and would either have to sell their Warrants in the open market or allow them to expire unexercised.

     POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants are subject to redemption by the Company, upon the consent of Whale, at a redemption price of $.10 per Warrant on 30 days' written notice; provided that the average closing bid quotation of the Common Shares for the twenty trading days ending on the third day prior to the day on which the Company gives notice has been at least 150% (currently $9.00, subject to adjustment) of the then effective exercise price of the Warrants. Redemption of the Warrants could force the holders (i) to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holders to do so,
(ii) to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or (iii) to accept the nominal redemption price which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. Although the Warrant Agreement requires the Company to have a current prospectus under the Securities Act, relating to the securities underlying the Warrants, as of the date of redemption (if and when the Warrants become redeemable by the terms thereof), the Company will not be required to qualify the underlying securities for sale under all applicable state securities laws prior to exercising its redemption rights.

     POSSIBLE RESTRICTIONS ON MARKET-MAKING ACTIVITIES IN THE COMPANY'S SECURITIES. Whale has advised the Company that it may make a market in the Company's securities. Regulation M under the Exchange Act may prohibit Whale from engaging in any market-making activities with regard to the Company's securities for a specified period prior to any solicitation by Whale of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Whale may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Whale may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities.

     SHARES ELIGIBLE FOR FUTURE SALE. Future sales of Common Shares by existing shareholders pursuant Rule 144 under the Securities Act could have an adverse effect on the price of the Company's securities. Of the Company's 3,120,894 Common Shares outstanding at October 29, 1997, 1,045,623 are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, (the "Act") and under certain circumstances may be sold without registration pursuant to such Rule and the remaining 2,075,271 are freely transferable without restriction or further registration under the Act. The Company is unable to predict the effect that sales made under Rule 144, or otherwise, may have on the then prevailing market price of the Company's securities although any substantial sale of restricted securities pursuant to Rule 144 may have an adverse effect. Sales of Common Shares, or the possibility of such sales, in the public market may adversely affect the market price of the securities offered hereby. None of the existing shareholders of the Company has any registration rights with respect to the Common Shares; however Whale has demand and piggy-back registration rights with respect to the securities underlying the Underwriter's Warrant.

     ARBITRARY DETERMINATION OF EXERCISE PRICE. The exercise price of the Warrants were determined by negotiation between the Company and Whale in connection with the IPO and are not necessarily related to the Company's asset value, net worth or any other established criteria of value.

     EFFECT OF OUTSTANDING OPTIONS AND WARRANTS.  The Company has outstanding
(i) 1,610,000 Warrants, (ii) Underwriter's Warrants to purchase an aggregate of 280,000 Common Shares, and (iii) options to purchase 261,500 Common Shares under the Company's 1995 Stock Option Plan, as amended. For the respective terms of such securities, the holders thereof are given an opportunity to profit from a rise in the market price of the Company's Common Shares with a resulting dilution in the interests of the other shareholders. Further, the terms on which the Company may obtain additional financing during that period may be adversely affected by the existence of such options and warrants. The holders of such securities may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided by therein.

                           USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of any of the Underwriter's Warrants or any of the Selling Securityholder Warrants, although the Company will receive proceeds from any exercise of the Warrants or the Selling Securityholder Warrants.

     Holders of Warrants and Selling Securityholder Warrants are not obligated to exercise their Warrants or Selling Securityholder Warrants, as the case may be, and there can be no assurance that such holders will choose to exercise all or any of their Warrants. In the event that all of the 1,610,000 outstanding Warrants and all of the 140,000 outstanding Selling Securityholder Warrants are exercised, the net proceeds to the Company would be $10,157,000, after deducting the Solicitation Fee and excluding other expenses of this Offering.

     The Company intends to use the net proceeds received upon exercise of the Warrants and the Selling Securityholder Warrants, if any, approximately as follows:


Use of Proceeds                                Amount
Equipment acquisition(1)                       $4,500,000
Debt repayment(2)                              $4,000,000
General corporate purposes/working capital     $1,657,000

Total                                          $10,157,000


____________________________
(1) Represents the amount required to exercise certain equipment purchase options relating to data acquisition equipment currently being leased by the Company.

(2) Includes amounts outstanding under the Company's term loans, which, as of June 30, 1997 totalled approximately $5.1 million.

     The allocation of the estimated net proceeds from this Offering set forth above represents the Company's best estimate based upon its current plans and assumptions regarding general economic and industry conditions and its anticipated future revenues and expenditures, including that no events occur (such as a significant decline in the demand for its services) which would cause the Company to abandon any particular efforts and that competitive conditions remain stable. If any of these factors change, or if cash flow generated from operations does not meet expectations, the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes. Accordingly, the Company reserves the right, as unanticipated events occur, to reallocate the proceeds from this Offering, including possibly for the acquisition of or merger with similar or complementary companies. However, the Company has no agreements, understandings or commitments with respect to any such transaction.

     Prior to expenditure, the net proceeds from the exercise of the Warrants and the Selling Securityholder Warrants will be invested in highly-liquid interest bearing securities or money market funds.

                          SELLING SECURITYHOLDERS

     The following table sets forth the names of each Selling Securityholder and for each, the number of Common Shares and/or Warrants beneficially owned at the commencement of this Offering, and the number of Common Shares and/or Warrants offered for sale, based on information provided to the Company by such Selling Securityholders. The Common Shares and Warrants are being registered to permit public secondary trading of the Common Shares and/or Warrants, and the Selling Securityholders may offer the Common Shares and Warrants for resale from time to time. See "Plan of Distribution."

     The Company has filed with the Commission under the Act a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Common Shares and/or Warrants. The Company has agreed, among other things, to bear certain expenses in connection with the registration and sale of the Common Shares and Warrants being offered by the Selling Securityholders. See "Plan of Distribution."

     Certain of the Selling Securityholders hold Underwriter's Warrants issued by the Company which, upon exercise, allow such Selling Securityholder to purchase Common Shares and Warrants to purchase Common Shares. Such Selling Securityholders are expected to exercise their warrants and pay for their Warrants and Common Shares immediately prior to offering such Warrants and Common Shares pursuant to this Prospectus.

     None of the Selling Securityholders are officers or directors of the Company. Each of the Selling Securityholders listed below with a reference to footnote (3) is employed by Whale Securities Co., L.P. ("Whale"), an investment banking firm which acted as underwriter for the initial public offering of securities by the Company in November 1995. All of the individuals listed under "Underwriter's Warrant Securities" received the securities listed under "Amount Being Offered" in connection with such initial public offering.

     Except as noted below, each Selling Securityholder beneficially owns less than one percent of the outstanding Common Shares of the Company.

Selling Securityholders
-----------------------

Underwriter's Warrant Securities(1)(2)(3)

                   Amount Beneficially Owned
                       Prior to Offering              Amount Being Offered
                   -------------------------       -------------------------
                   Common Shares    Warrants       Common Shares    Warrants

















_______________

(1) The amount owned prior to this Offering includes Common Shares outstanding and Common Shares issuable upon exercise of Underwriter's Warrants and Warrants included therein; the amount being offered represents only Common Shares issuable upon exercise of all such warrants.

(2) For each person listed under "Underwriter's Warrant Securities", the number of Common Shares owned prior to the Offering and the number of Common Shares being offered includes the Common Shares issuable upon exercise of the Warrants owned by such individual. Each individual is registering for resale their Warrants and the Common Shares issuable upon exercise of their Warrants. Accordingly, they may either sell the Warrants or exercise the Warrants and sell the Common Shares issued upon such exercise, or a combination of these methods.

(3)  Individual is an employee of Whale.

(4) Includes securities held in the name of Whale for the account of certain debt and equity owners and employees of Whale. Excludes shares of Common Shares held in any customer account by, and for any trading account of Whale.

                             PLAN OF DISTRIBUTION

     The Common Shares offered hereby by the Company are being offered directly by the Company pursuant to the terms of the Warrants. The Selling Securityholder Securities offered hereby by the Selling Securityholders may be sold by the Selling Securityholders or by their transferees or other successors in interest. The distribution of all securities offered hereby may be effected from time to time in one or more transactions on the Nasdaq National Market or on other exchanges on which the Common Shares and/or Warrants may be traded, in the over-the-counter market, in negotiated transactions, through the writing of options on the Common Shares or a combination of such methods of sale, or through other means. Sales may be effected at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders are not restricted as to the price or prices at which they may sell their Selling Securityholder Securities. Sales of Selling Securityholder Securities by the Selling Securityholders may depress the market price of the Company's Common Shares or Warrants.

     Transactions may be effected by sales to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the sellers of the Common Shares, the Selling Securityholders or the purchasers of the Common Shares or Warrants for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any broker-dealers or agents who participate in the distribution of Selling Securityholder Securities hereunder may be deemed to be "underwriters" as that term is defined in the Act, and any commissions received by them and profit on any resale of the Common Shares as principal might be deemed to be underwriting discounts and commissions under the Act. No underwriter is being utilized in connection with this Offering.

     The Company has agreed, in connection with the exercise of the Warrants (other than the Selling Securityholder Warrants) pursuant to solicitation (commencing November 6, 1996), to pay to Whale a fee of 5% of the exercise price for each Warrant exercised; provided, however, that Whale will not be entitled to receive such compensation in Warrant exercise transactions in which (i) the market price of the Common Shares at the time of exercise is lower than the exercise price of the Warrants; (ii) the Warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made in documents provided to holders of the Warrants at the time of exercise; (iv) the holder of the Warrants has not confirmed in writing that Whale solicited such exercise; or
(v) the solicitation of exercise of the Warrants was in violation of Regulation M promulgated under the Exchange Act. The Company has agreed not to solicit Warrant exercises other than through Whale, unless Whale declines to make such solicitation.

     Whale acted as underwriter of the Company's IPO. Other than the securities underlying the Underwriter's Warrants granted to Whale, the Company is not aware of any other securities of the Company owned by Whale.

     Regulation M may prohibit Whale from engaging in any market making activities with regard to the Company's securities for a period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by Whale of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that Whale may have to receive a fee for the exercise of Warrants following such solicitation. As a result, Whale may be unable to provide a market for the Company's securities during certain periods, including while the Warrants are exercisable. In addition, the Selling Securityholders are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of the Common Shares or Warrants by the Selling Securityholders.

     The Company has agreed to pay the expenses of registration in connection with this Offering and to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Act.

     At the time a particular offer of Common Shares or Warrants is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Common Shares or Warrants being offered and the terms of the offering.

     In order to comply with certain states' securities laws, if applicable, the Common Shares or Warrants may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Common Shares or Warrants may not be sold unless the Common Shares or Warrants have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

                              LEGAL MATTERS

     The validity of the securities offered hereby have been passed upon for the Company by Burstall Ward, Calgary, Alberta.


                                EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB, as amended for the year ended September 30, 1996, have been incorporated herein in reliance on the report of Ernst & Young, Chartered Accountants, given on their authority as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER
INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE
CONTAINED HEREIN AND, IF GIVEN OR                    VENTURE SEISMIC
MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED                         LTD.
UPON AS HAVING BEEN AUTHORIZED BY THE
COMPANY OR THE SELLING
SECURITYHOLDERS.  THIS PROSPECTUS DOES
NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF ANY OFFER TO BUY ANY
SECURITIES IN ANY JURISDICTION IN
WHICH SUCH OFFER OR SOLICITATION WOULD
BE UNLAWFUL.  NEITHER THE DELIVERY OF
THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES CREATE ANY IMPLICATION                 1,610,000 COMMON SHARES
THAT THERE HAS BEEN NO CHANGE IN THE                 ISSUABLE UPON EXERCISE OF
AFFAIRS OF THE COMPANY SINCE THE DATE                  REDEEMABLE WARRANTS
HEREOF.

                                                     140,000 COMMON SHARES
                                                  140,000 REDEEMABLE WARRANTS
                                                   AND 140,000 COMMON SHARES
                                                   ISSUABLE UPON EXERCISE OF
                                                    REDEEMABLE WARRANTS


           TABLE OF CONTENTS

                                   Page

AVAILABLE INFORMATION----------------3                     PROSPECTUS
INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE---------------4
PROSPECTUS SUMMARY-------------------5
THE COMPANY--------------------------5
RISK FACTORS-------------------------7
USE OF PROCEEDS---------------------16
SELLING SECURITYHOLDERS-------------17
PLAN OF DISTRIBUTION----------------19
LEGAL MATTERS-----------------------20
EXPERTS---------------------------- 20


                                                                ,1997

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

     The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:


                SEC Registration Fee.........................$_____
                Nasdaq Fee..................................._____
                Printing and Engraving......................._____
                Accounting Fees and Expenses ................_____
                Legal Fees and Expenses, including Blue Sky
                 Fees and  Expenses.........................._____
                Miscellaneous Expenses......................._____
                 Total.......................................$_____

Item 15.              Indemnification of Directors and Officers.


     The By-Laws of the Registrant provides that the Registrant shall indemnify any person to the full extent permitted by the Business Corporations Act (Alberta) (the "BCA"). Section 119 of the BCA, relating to indemnification, is hereby incorporated herein by reference.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the Registrant's By-laws, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Registrant's By-Laws include certain provisions permitted pursuant to Alberta law whereby officers and directors of the Registrant are to be indemnified against certain liabilities. The Registrant's By-Laws also limit, to the fullest extent permitted by Alberta law, a director's liability for monetary damages for breach of fiduciary duty, except liability for (i) breach of the director's duty to act honestly and in good faith and (ii) acts or omissions where the director did not have reasonable grounds for believing his conduct was lawful.

     The Registrant has entered into indemnification agreements with each of its executive officers and directors, the form of which is filed as Exhibit
10.13 to the Registrant's Registration Statement on Form SB-2 (File No.
33-97132).

The Registrant has obtained and maintains a policy of insurance covering its officers and directors and indemnifying them against loss on account of certain claims made against them.

Item 16.        Exhibits.

(a)      4.1    Form of Specimen Certificate of Company's Common Shares (1)

         4.2    Form of Warrant Agreement (1)

         4.3    Form of Specimen Certificate of Warrant (1)

         5.1 Opinion of Burstall Ward regarding legality of securities being registered

         23.1   Consent of Ernst & Young, Chartered Accountants

         23.2   Consent of Burstall Ward (contained in Exhibit 5.1)

         24.1   Power of Attorney (contained on signature page hereof)


    (1) Incorporated by reference from the Company's Registration Statement on form SB-2 (File No. 33-97132)


Item 17. Undertakings

     The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information
             set forth in the registration statement.   Notwithstanding the
             foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

              (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on the 31st day of October, 1997.

                                        VENTURE SEISMIC LTD.

                                        By:  /s/ BRIAN KOZUN
                                        Brian W. Kozun
                                        Chairman, President and Chief
                                        Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Brian W. Kozun and Gregory B. Wiebe or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this post effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ BRIAN KOZUN      Chairman of the Board of              October 31, 1997
-------------------  Directors, President and Chief
Brian W. Kozun       Executive Officer
                     (Principal Executive Officer)

/s/ GREG WIEBE       Chief Financial Officer (Principal    October 31, 1997
-------------------- Financial and Accounting Officer)
Gregory B. Wiebe

/s/ DAN McARTHUR     Director                              October 31, 1997
--------------------
P. Daniel McArthur

/S/ JOSEPH CIAVARRA  Director                              October 31, 1997
--------------------
J. Joseph Ciavarra


/s/ STUART NORMAN    Director                              October 31, 1997
--------------------
Stuart Norman

/s/ MICHAEL BENINGER Director                              October 31, 1997
--------------------
Michael J. Beninger
